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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 23 of February, 2002, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), JOHN HANCOCK FUNDS, LLC, a Delaware corporation (hereinafter the "UNDERWRITER"), and JOHN HANCOCK INVESTMENT TRUST II -Small Cap Value Fund, a Massachusetts Business Trust (the "TRUST").

                                  WITNESSETH:

WHEREAS, the Trust engages in business as an open-end management investment registered under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT") and presently makes shares of its series available for sale to the public, to Broker Dealers or to both; and

WHEREAS, the Trust intends to make available shares of its series set forth on attached Schedule A (the "FUND"), as it may be amended from time to time by mutual agreement of the parties to the Separate Accounts of the Company; and

WHEREAS, the Underwriter is the principal underwriter and distributor for the Fund as set forth on Schedule A; and

WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"),and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD");and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, the Company has determined it may use shares of investment companies being sold concurrently to the public and Broker Dealers (publicly available mutual funds) as the underlying investments held by insurance company segregated asset accounts, without adversely affecting the status of the investment company as adequately diversified. All of the separate accounts covered by this agreement solely support the assets of retirement plans which meet the qualification requirements as stated above.

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund on behalf of each corresponding Separate Account set forth on such Schedule

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A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value; and

WHEREAS, for the services described herein and provided by Company, the Underwriter will compensate Company as outlined in this agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and the Underwriter agree as follows:

               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Trust and the Underwriter agree to sell to the Company those shares of the Fund which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter of such order as outlined in Schedule B. For the purposes of these transactions, the Company shall be the designee of the Underwriter for receipt of such orders from each Separate Account.

1.2 The Trust and the Underwriter agree to make shares of the Fund available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

1.3 The Company agrees to purchase and redeem the shares of the Fund named in SCHEDULE A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

1.4 The Company will place separate orders to purchase or redeem shares of each Fund.

1.5 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.6 The Underwriter shall furnish same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's shares in the form of additional shares of that Fund. The Underwriter shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.7 The Underwriter shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 6:45 p.m. Eastern Time on such Business Day.

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1.8  If the Underwriter provides incorrect share net asset value (to the extent that the incorrect share net asset value is more than one-half of one percent of the correct net asset value) per share, dividend or capital gain information through no fault of the Company and such errors are not corrected by 4 p.m. Eastern Time the next Business Day (by providing the incorrect and the correct NAV for each day that the error occurred), the Underwriter shall be liable for the systems and out of pocket costs to make all corrections to all Contract owner, participant, or beneficiary accounts with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share, dividend or capital gain information so that each participant under a Contract is made whole. Any error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Underwriter shall reimburse the Company for all out of pocket expenses and employee time incurred for correcting such incorrect information.

1.9 If the Company provides incorrect processing information through no fault of the Underwriter or the Fund then the Underwriter shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. Any error in the information provided by the Company shall be reported to the Underwriter promptly upon discovery. The Company shall reimburse the Underwriter for all out of pocket expenses and employee time incurred for correcting such incorrect information

1.10 All new accounts must be opened manually by the Underwriter. No accounts can be set up via the NSCC's DCC&S platform. Accounts will be set up via fax to the Institutional Support Team at (617) 886-3561.

                   ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Trust and the Underwriter represent and warrant that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and

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(iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

2.3 The Trust and the Underwriter represents that the Fund (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Underwriter and the Trust represent that the Fund's Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Underwriter makes no representation as to whether any aspect of the Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Underwriter represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the States of Connecticut and California. The Trust and the Underwriter represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Connecticut to the extent required to perform this Agreement.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 The Underwriter represents that the Fund is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Trust and the Underwriter represent and warrant that all of the Fund's Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

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        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Underwriter shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. In lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Underwriter shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a) The Underwriter shall provide the Company, at no charge, with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b) The Underwriter shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3 The Fund's statement of additional information shall be obtainable by Contract owners from the Underwriter, the Company or such other person as the Trust may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Underwriter to Contract owners to whom voting privileges are required to be extended and shall:

       (a)  solicit voting instructions from Contract owners;

       (b) vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       (c) so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Fund for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Underwriter will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Underwriter will act in accordance with the SEC interpretation of the

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requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund or the Underwriter is described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Underwriter or its designee, however, the failure to object in writing within two Business days after the receipt of the material, will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Underwriter or its designee.

4.3 The Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within two Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Underwriter will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares.

4.6 The Company will provide to the Underwriter at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

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4.7  For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and the Underwriter. Except as provided in
Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Trust and the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Trust and the Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Trust and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Trust and the Underwriter shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Trust and the Underwriter shall pay the fees and expenses provided for in the attached SCHEDULE B.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

       (a) The Company agrees to indemnify and hold harmless the Trust, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale

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            or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Underwriter to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Underwriter); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by the Company or persons under its control; or

         (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

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6.2  Indemnification By the Underwriter

       (a) The Underwriter agrees, with respect to each Fund that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Fund that it distributes or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

         (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Underwriter or persons under the control of the Underwriter with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter or persons under the control of the Underwriter; or

         (iv) arise as a result of any material failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

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       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3 No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

6.4 In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the other of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.5  Indemnification Procedure

       (a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

         (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

         (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Massachusetts.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

       (a) at the option of any party upon sixty days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

       (b) at the option of the Underwriter upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Underwriter is reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

       (c) at the option of the Company upon institution of formal proceedings against the Trust, the Underwriter or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's ability to perform its obligations under this Agreement; or

       (d) at the option of the Company if a Fund delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Fund may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

       (e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

       (f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

       (g) at the option of the Underwriter if the Underwriter determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or Underwriter.

8.2  Notice Requirement

       (a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
            Section 8.1(d), said termination shall be effective upon the Fund's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

       (b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

       (a)  Notwithstanding any termination of this Agreement pursuant to
            Section 8.1(a) through 8.1(g) of this Agreement and subject to
            Section 1.2 of this Agreement, the Company may require the Trust and the Underwriter to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

       (b) The Trust and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

              Hartford Life Insurance Company
              200 Hopmeadow Street
              Simsbury, Connecticut 06089
              Attention: Vice President, Investment Products Division

     with a copy to:

              General Counsel
              Hartford Life Insurance Company
              200 Hopmeadow Street
              Simsbury, Connecticut 06089

     If to the Trust:

              John Hancock Funds, LLC
              101 Huntington Avenue, 10th Floor
              Boston, MA 02199
              Attention: Legal Department

     If to the Underwriter:

              John Hancock Funds, LLC
              101 Huntington Avenue, 10th Floor
              Boston, Ma 02199
              Attention: Legal Department

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Fund.

           [The rest of this page has been left intentionally blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

JOHN HANCOCK FUNDS, INC.                HARTFORD LIFE INSURANCE COMPANY

By       [ILLEGIBLE]                    By       /s/ Eric Wietsma
         -----------------------------           -----------------------------
Name:    [ILLEGIBLE]                    Name:    Eric Wietsma
Title:   President                      Title:   Vice President

JOHN HANCOCK SMALL CAP VALUE FUND

By       /s/ William L. Braman
         -----------------------------
Name:    William L. Braman
Title:   Chief Investment Officer

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC

                                     FUNDS

John Hancock Small Cap Value Fund - Class A Shares

                                   SCHEDULE B

NSCC FUND/SERVE NETWORKING TRADING

2.1 Company will utilize the NSCC Defined Contribution Platform for retirement plan trading. The terms and conditions set forth in the NSCC Networking Agreement are hereby incorporated by reference into this Agreement. Company will net purchase and redemption trades for the John Hancock Funds up to 4 p.m. E.T. on trade date. These trades will process through Company's administration system and net trades will be transmitted to the NSCC by the NSCC Cycle 6 deadline on the day following trade date (T+1). If Company misses the NSCC DCC&S Cycle 6 transmission window and transmits any trades in the next available cycle as-of, Company is solely responsible for notifying JHSS by phone prior to 10:30 AM ET on T+1 of the amount of the trade and Fund into which it has been placed so that the trade may be price protected against gain/loss. In turn, cash settlement will take place within the normal NSCC settlement on T+1. Any resulting adjustments shall be processed by JHSS at the net asset value for the prior Business Day. Pricing cash settlement would take place once the adjustment has been confirmed on T+1. If Company misses the Cycle 6 transmission deadline, and fails to timely notify JHSS of that failure, any resulting as-of loss shall be the sole responsibility of Company which shall promptly pay each Fund for any loss incurred to the Fund as a result of the as-of transaction upon written notice of such loss.

2.2 If the NSCC platform becomes unavailable, then trades will be transmitted via facsimile to JHSS by 10:30 AM ET on T+1 and processed accordingly. Company is solely responsible for notifying JHSS by phone prior to 9:30 AM ET on T+1 of the pending faxes in order that JHSS may price protect these trades. JHSS can not guarantee price protection for any trades received via fax after 10:30 AM ET. Company shall accept any losses for such as-of faxed transactions transmitted after 10:30 AM ET and will promptly pay each fund for any loss incurred to the Fund as a result of the as/of transaction upon written notice of such loss.

2.3 EXCHANGE TRADING. If Company transmits exchange orders via the NSCC after 12:00 AM ET, the trust/TPA must provide JH with a spreadsheet via email or fax prior to 9:30 AM ET on T+1 detailing the to and from fund, account, transaction, trade date and dollar value of each exchange transaction so that JH may identify and price protect these trades. If the Company fails to provide this exchange information to JH via fax or email prior to the deadline any resulting losses shall be the sole responsibility of Company. A null trade fax or email must be sent when there is no exchange activity for that day.

2.4 NSCC REJECT. If there is a NSCC redemption reject that must be processed manually, payment will be made to Company in as timely a manner as possible as outlined in the prospectus.

2.5 TRADE REJECTIONS. Company will report to JHSS by phone any rejected trades by T+1, prior to their estimate cutoff time (currently 10:30 AM ET) in order that shares may be reserved at that trade date's price.

2.6 TRADE CORRECTIONS: Processing errors that result from any delay or error caused by the Trust/TPA Entity will be adjusted outside the Fund/SERV system on an as-of basis. The cost to the Fund or Fund Agent of such transactions shall be borne by the Trust/TPA Entity that shall promptly reimburse the Fund Agent for any as/of losses. Fund agent must be notified of any trade corrections in writing by 10:30 AM ET in order to be price protected for the previous day's price.

2.7 SETTLEMENT. For purposes of wire transfers, Company shall net purchase and redemption activity across all Funds occurring on the same day.

2.8 Monies for all trades processed through the NSCC shall be settled as part of the NSCC cash settlement on T+1. For manual adjustments, if the cash value of the net activity across all Funds results in monies due to JHSS, then Company shall initiate a wire transfer to JHSS by 11:00 a.m. E.T. on Trade Date plus One ("T+1") using the wire instructions provided by JHSS.

2.9 MONEY MOVEMENT. If the cash value of the net activity across all Funds results in monies due Company, JHSS shall initiate a wire transfer to Company by 11:00 a.m. E.T. on TD +1.

2.10 JHSS and Company shall monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving party is responsible for notifying the sender of this problem by 12:00 p.m. E.T. on TD+2. If any wire is not received on the Business Day such wire was required to be initiated and it is determined that the sending party was negligent in initiating the wire, then the sending party shall compensate the receiving party for the amount of such wire plus associated bank penalties.

                                   SCHEDULE C

FUND                                                DISTRIBUTION FEE
--------------------------------------------------------------------
John Hancock Small Cap Value -- Class A Shares          25 bps

In consideration for the distribution and marketing services provided by the Company, the Underwriter agrees to pay the Company an amount equal to the Fund's then current 12b-1 Distribution Plan based on the average aggregate amount invested by the Company's Separate Account(s) in the Fund. This fee will start quarterly in arrears and will be paid within 30 days of the end of each calendar quarter. The Company shall send the Underwriter an invoice for amounts due, within 10 calendar days of the end of each calendar quarter to the address listed below.

FUND                                                PARTICIPANT SERVICING FEE
-----------------------------------------------------------------------------
John Hancock Small Cap Value -- Class A Shares             20 bps

In consideration of the services provided by the Company, the Underwriter agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter. The Company shall send the Underwriter an invoice for amounts due, within 10 calendar days of the end of each calendar quarter to the address listed below.

INVOICE BILLING:

Attention: Betsey Morrissey
John Hancock Funds, LLC
101 Huntington Avenue, 12th Floor
Boston, MA 02199

           FIRST AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT
                                    BETWEEN
           JOHN HANCOCK FUNDS, LLC., JOHN HANCOCK INVESTMENT TRUST II
                                      AND
                        HARTFORD LIFE INSURANCE COMPANY

This Amendment, made as of this 26 day of September, 2002 by and between John Hancock Funds, LLC. (Underwriter), John Hancock Investment Trust II (Trust) and Hartford Life Insurance Company (Company).

                                  WITNESSETH:

WHEREAS, the parties have entered into a Retail Fund Participation Agreement, dated February 23, 2002, ("the Agreement") which is incorporated herein by this reference; and

WHEREAS, Section 10.8 of said Agreement provides that the Agreement may be amended by written agreement signed by both parties.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. All reference to "Trust" should include both John Hancock Investment Trust II -- Small Cap Equity Fund, a Massachusetts Business Trust and John Hancock Capital Series Trust -- US Global Leaders Growth Fund, a Massachusetts Business Trust.

2. All reference to the John Hancock Small Cap Value Fund shall now read the John Hancock Small Cap Equity Fund.

3. Schedule A shall be amended to include the U.S. Global Leaders Growth Fund -- Class A

4. Schedule C shall be amended to include the U.S. Global Leaders Growth Fund -- Class A shares with the same Distribution Fee and Participant Servicing Fee as set forth therein.

Except as provided herein, the terms and conditions contained in the Agreement, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

JOHN HANCOCK FUNDS, LLC                     JOHN HANCOCK INVESTMENT TRUST II

By:    /s/ Susan S. Newton                  By:    /s/ Susan S. Newton
       -----------------------------------         -----------------------------------
Name:  Susan S. Newton                      Name:  Susan S. Newton
Title: Senior VP & Chief legal Officer      Title: Senior VP & Chief legal Officer

JOHN CAPITAL SERIES TRUST                   HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Susan S. Newton                  By:    /s/ Eric Wietsma
       -----------------------------------         -----------------------------------
Name:  Susan S. Newton                      Name:  Eric Wietsma
Title: Senior VP & Chief Legal Officer      Title: Vice President